UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.
SIGNATURE

Item 8.01 OTHER EVENTS.
          On May 28, 2009, Brady Corporation (the “Corporation”) commenced a cash tender offer to purchase up to $100,000,000 aggregate principal amount of its outstanding Series 2004-A Senior Notes due 2014, Series 2006-A Senior Notes due 2016, and Series 2007-A Senior Notes due 2017. The tender offer is being made pursuant to an Offer to Purchase, dated May 28, 2009, and the related Letter of Transmittal. The purchase price for the notes will include the payment of the remaining principal on the notes plus accrued and unpaid interest on the remaining principal amount from the last interest payment date to, but not including, the date of purchase. The Corporation is making this offer as part of its effort to reduce its outstanding debt levels, and therefore reduce its interest expense. The Corporation plans to use a portion of its cash on hand to fund the purchase of the notes pursuant to this offer, and if necessary, through available credit facilities. The offer will expire on June 18, 2009, unless extended or earlier terminated. The tender offer is subject to certain customary conditions, but is not conditioned upon any minimum principal amount of notes being tendered.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: May 28, 2009	/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer